As filed with the Securities and Exchange
Commission on September 9, 2001

Commission File Number 33-97698

      SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549

     POST-EFFECTIVE AMENDMENT NO. 1 to
                FORM SB-2
         REGISTRATION STATEMENT
    Under The Securities Act of 1933

      GLOBAL PACIFIC TELECOM, INC.
        Formerly Global Pacific Enterprises, Inc.

Province of
British Columbia	                        N/A
(State or other	     (Primary Standard Industrial	   (I.R.S. Employer
jurisdictions	      Classification Code Number) Identification Number)
of incorporation
or organization

            426 Main Street
         Vancouver, B.C. V6A 2V1
         Telephone:  604-877-1388
         Mobile Phone:   604-828-8822

 (Address and telephone number of registrant's principal executive offices and principal place of business.)

               Jody M. Walker
           7841 South Garfield Way
          Littleton, Colorado 80122
           Telephone:  303-850-7637
       (Name, address and telephone number of agent for service.)

              with copies to:
               Jody M. Walker
               Attorney At Law
           7841 South Garfield Way
          Littleton, Colorado 80122

     TERMINATION OF OFFERING AND REMOVAL
      OF SECURITIES FROM REGISTRATION

Pursuant to an undertaking made in Item 28 of the
Registration Statement as filed with the Commission
on November 5, 1998 (Registration No. 33-97698),
the Registrant hereby removes from registration
2,000,000 common shares of the Registrant.   The
offering terminated on December 31, 1999.


              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Post-
Effective Amendment 1 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, in the Province of British Columbia,
Canada on the 4th day of September, 2001.

 Global Pacific Enterprises, Inc.

/s/ Robin Young
--------------------------------
By: Robin Young, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                     Capacity                           Date
/s/ Robin Young     Chairman of the Board of Directors                 9/5/01
-------------------    Principal Financial Officer
Robin Young

/s/ Alan Kwong         Principal Executive Officer              9/5/01
-------------------       Controller/Director
Alan Kwong           Authorized Representative in the
                             United States

/s/ Sanda King       Secretary of the Board of Directors        9/5/01
-------------------               Director
Sanda King

/s/Ben Choi                  Director                           9/5/01
-------------------
Ben Choi